Exhibit 99.1

Connection (CNXN) to Release Third Quarter Results on November 1, 2018; Provides Estimated Results

MERRIMACK, N.H.--(BUSINESS WIRE)--October 18, 2018--Connection (PC Connection, Inc.; NASDAQ: CNXN), an industry-leading technology solutions provider of a full range of information technology (IT) solutions to business, government, and education markets, today announced certain estimated financial results for the quarter ended September 30, 2018.

Connection expects to report revenue in the range of $657 million to $659 million for the third quarter ended September 30, 2018, representing a decrease of approximately 10% as reported during the same period a year ago. Please note that on January 1, 2018, the Company adopted a new revenue recognition standard (“ASC 606”) that was not applied to prior years, as was more fully discussed in the Company’s most recent Form 10-Q filing with the SEC on August 2, 2018. Had the third quarter of 2018 been reported under the previous revenue recognition standard, expected third quarter revenue would have been in the range of $765 million to $767 million, resulting in a year-over-year growth rate of approximately 5%. For additional information and reconciliation of our revenue results between the new and prior revenue recognition standards, please see the table included below in this press release.

Gross profit for the third quarter is expected to range between $99 million and $101 million. In addition, for the third quarter, Connection expects to report net income between $13 million and $14 million, and diluted earnings per share between $0.49 and $0.51.

“In the quarter, we experienced a seasonally strong July and August consistent with our expectations. However, towards the end of September, we experienced lower than expected growth mainly from both our small- to medium-sized customers and our federal customers attributable to supply shortages, weakness in the healthcare sector and timing of shipments to customers. Going forward we remain focused on driving advanced technology solutions, maintaining a strong balance sheet, and improving operational efficiencies,” said Tim McGrath, President and Chief Executive Officer.

The Company will release its third quarter operating results after close of market on Thursday, November 1, 2018. At 4:30 p.m. ET on that date, management will review these results during their quarterly conference call. To access the conference call (audio only), please dial 877-776-4016 (US) or 973-638-3231 (International). The live webcast (audio with slides) and replays of the conference call can be accessed online through the investor relations section of our website at http://ir.connection.com.

About Connection

PC Connection, Inc. and its subsidiaries, dba Connection®, (www.connection.com; NASDAQ: CNXN) is a Fortune 1000 company headquartered in Merrimack, NH. With offices throughout the United States, Connection delivers custom-configured computer systems overnight from its ISO 9001:2015 certified technical configuration lab at its distribution center in Wilmington, OH. In addition, the Company has over 2,500 technical certifications to ensure it can solve the most complex issues of its customers. Connection also services international customers through its GlobalServe subsidiary, a global IT procurement and service management company. Investors and media can find more information about Connection at http://ir.connection.com.

Connection – Business Solutions (800.800.5555), (the original business of Connection) operating through our PC Connection Sales Corp. subsidiary, is a rapid-response provider of IT products and services serving primarily the small- and medium-sized business sector. It offers more than 300,000 brand-name products through its staff of technically trained sales account managers, publications, and its website at www.connection.com.

Connection – Enterprise Solutions (561.237.3300), www.connection.com/enterprise, operating through our MoreDirect, Inc. subsidiary, provides corporate technology buyers with best-in-class IT solutions, in-depth IT supply-chain expertise, and access to over 300,000 products and 1,600 vendors through TRAXX™, a proprietary cloud-based eProcurement system. The team’s engineers, software licensing specialists, and project managers help reduce the cost and complexity of buying hardware, software, and services throughout the entire IT lifecycle.

Connection – Public Sector Solutions (800.800.0019), operating through our GovConnection, Inc. subsidiary, is a rapid-response provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, publications, and online at www.connection.com/publicsector.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including estimated results for the third quarter of 2018, that are based on currently available information, operating plans, and projections about future events and trends. Terms such as "believe," "expect," "intend," "plan," "estimate," "anticipate," "may," "should," "will," or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements include such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to, adjustments identified in the process of completing the accounting for the third quarter of 2018, the impact of changes in market demand and the overall level of economic activity and environment, or in the level of business investment in information technology products, product availability and market acceptance, new products, continuation of key vendor and customer relationships and support programs, the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, fluctuations in operating results and the ability of the Company to manage personnel levels in response to fluctuations in revenue, the ability of the Company to hire and retain qualified sales representatives and other essential personnel, the impact of changes in accounting requirements, and other risks detailed in the Company's filings with the Securities and Exchange Commission, including under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2017. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise, except as required by law.

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RECONCILIATION OF CHANGES IN REVENUE STANDARD FOR ESTIMATED NET SALES
(Unaudited, in millions)

	Three months ended September 30, 2018
	As reported	Adjustments	Balances without adoption of ASC 606
Net sales (est.)	$657 -$659	$108	$765 - $767

CONTACT:
Connection
Corporate Communications Contact:
Lynn MacKenzie, 603-683-2278
lynn.mackenzie@connection.com
or
Investor Relations Contact:
Stephen Sarno, 603-683-2505
Senior Vice President, CFO, and Treasurer
steve@connection.com